                                                                   EXHIBIT 10.13



Note: Redacted portions have been marked with (***). The redacted portions are subject to a request for confidential treatment that has been filed with the Securities and Exchange Commission.


[Home Network Letterhead]





                                  @HOME NETWORK

                            CONTENT PARTNER AGREEMENT

At Home Corporation, a Delaware corporation with principal offices at 425 Broadway, Redwood City, CA 94063 ("@Home") and The SABRE Group, Inc., through its SABRE Interactive division, a Delaware corporation with principal offices at 4255 Amon Carter Blvd., Fort Worth, TX ("TSG") hereby enter into this Content Partner Agreement (this "Agreement") as of the Effective Date (defined below) to establish a presence for TSG on the @Home Service (defined below) in accordance with the terms and subject to the conditions of this Agreement.

In consideration of the representations, warranties and covenants contained herein, and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Parties agree to be bound by the terms and conditions contained on the following pages 2 through 16 of this Agreement.

AT HOME CORPORATION                          THE SABRE GROUP, INC.

By:      /s/ Charles Molkaw         By:      /s/ J D Mariscano
         ---------------------               --------------------------

Name:    Charles Molkaw             Name:    J D Mariscano
         ---------------------               --------------------------

Title:   VP, Marketing Dept.        Title:   VP & GM
         ---------------------               --------------------------

Date:    March 13, 1998             Date:    March 13, 1998
         ---------------------               --------------------------

                                  @HOME NETWORK
                            CONTENT PARTNER AGREEMENT


@Home and TSG agree as follows:

1.       GENERAL DEFINITIONS.

(a) "@HOME SERVICE" means all electronic information and/or navigation services provided via the Internet or any successor public data networks, including, without limitation, all related points of presence on such networks that are created or maintained by @Home for general use by subscribers of @Home and @Home's Distribution Affiliates.

(b) "CHANNEL" means a subject-specific content feature of the @Home Service which has been labeled as a "Channel" by @Home and which has a persistent element on the @Home Channel navigation area.

(c)      "COMPETITOR(S)" means (***).

(d) "CONFIDENTIAL INFORMATION" means all non-public confidential and proprietary information which the disclosing party identifies in writing as confidential before or within thirty (30) days after disclosure to the receiving party or which, under the circumstances surrounding disclosure, the receiving party should have understood was delivered in confidence, subject to the exceptions set out in Section 15 below.

(e) "CONTRACT YEAR" means each 12 month period beginning on the Effective Date and on the first and second anniversary of the Effective Date.

(f) "DISTRIBUTION AFFILIATES" means @Home's distribution partners (currently TCI, Cablevision, Cox, Comcast, Rogers, Shaw, Intermedia, and Marcus), as they exist now and in the future.

(g) "EFFECTIVE DATE" means the date set out under @Home's signature on the first page of this Agreement.

(h) "LIFESTYLE CHANNEL" means the Channel or its functional equivalent that provides information and editorial features on issues related to Travel, Health, and other lifestyle topics.

(i) "NOT ADVERTISING REVENUE" means amounts received by TSG directly related to advertising and sponsorship less related third party agency costs and third party commissions.

(j) "NET TRANSACTION REVENUE" shall mean (i) for air ticket commissions, the amount of commission income received by TSG for air tickets generated from @Home Service subscribers who are ticketed through any Travelocity customer service center less all Airline Reporting Corporation refunds and/or rebates, exchanges, and other normal adjustments (e.g. commission errors or regulatory adjustments), (ii) for other goods and services sold by

TSG to @Home subscribers, the amount of commission income or gross margin received by TSG and (iii) for any car and hotel commissions that cannot be tracked by @Home subscriber, for each, the number of such Travelocity bookings made each month by Chime Service subscribers divided by the total number of such bookings made on the Travelocity Website multiplied by the total commission income received by TSG for such bookings made on the Travelocity Website.

(k) "ONLINE PROMOTION DATE" means the first day of the month closest to the actual date on which TSG promotional links or advertising first appear on the @HomeService.

(1)      "PARTIES" means TSG and @Home.

(m) "QUARTER" means a three month period during the Contract Year, with the first Quarter commencing on the Effective Date and successive Quarters following thereafter.

(n) "SERVICES COMMENCEMENT DATE" means the actual date on which production begins for the Travelocity placements within an @Home `infomercial', which @Home estimates to be March 13, 1998.

(o) "SHOPPING GUIDE" means the @Home shopping interface or its functional equivalent.

(p) "TRAVEL AREA" means the sub-channel in any Channel (e.g. wherein the Channel is intended to be the Lifestyle Channel at launch) on the @Home Service that provides travel information, travel reservations and/or travel features, as described more fully below in Section 2(b).

(q) "TRAVEL MULTI-WIZARD" means an @Home-developed tool that provides an easy-to-use familiar interface to common travel requests (information &/or transactions) on the @Home Service, as described more fully below in Section 2(a).

(r) "TRAVELOCITY" means the travel information website maintained by TSG which is commonly known as "Travelocity."

(s) "TRAVELOCITY CONTENT" means such Travelocity Website content as is mutually agreed upon by the Parties to be provided by TSG and included in the Travel Area.

(t) "TRAVELOCITY WEBSITE" means any travel information site maintained on the World Wide Web by TSG, currently at www.travelocity.com, except for the Easy Sabre site at www.easysabre.com.

2. PROMOTION ON THE @HOME SERVICE. In addition to the services provided in connection with the "Exclusive Person" described in Section 3 below, @Home will promote Travelocity on the @Home Service as follows:

(a) TRAVEL MULTI-WIZARD. @Home will provide a Travel Multi-Wizard that includes car, air, & hotel booking capabilities, which will be listed as the first buttons in the interface. Both

Parties will work together in good faith to jointly define the booking functionality. The Travel Multi-Wizard will reside in the "How Do I" section of the @Home Service, and a Travel Multi-Wizard link will also appear in the popular "Search" area of the @Home Service when a user selects a directory choice related to travel. Both "How Do I" and "Search" are accessible from any page on the @Home Service. It can also be linked as appropriate from any page within the @Home Service. During the term of this agreement, all booking transactions from the Travel Area, other @Home Service Channels and otherwise within the @Home Service will utilize the Travel Multi-Wizard or the Travelocity Website. During the term of this agreement, Travelocity will be the exclusive car booking engine and air booking engine and the default hotel booking engine accessed using the Travel Multi-Wizard.

(b)      TRAVEL AREA.

         (i) @Home will work with TSG to create mutually agreed-upon Travelocity Content within the Travel Area. The Travel Area may also include, but is not limited to: (***) that do not violate the exclusivity provisions set out in
Section 3 below. A feature in this Travel Area could be a "Travelocity video wall" that displays video on the top destinations and vacation packages. TSG will (***) these video elements to @Home design and technical specifications.

         (ii) TSG and @Home will mutually agree upon the promotion of Travelocity in this Travel Area along with the specifications for any multimedia content on the @Home Service. Notwithstanding the foregoing, @Home will include in the Travel area a space for an editorial feature, programmed at its discretion, and a space for daily TSG promotion; this promotion will allow TSG to highlight fare specials, vacation packages, and other TSG functionality. In the event @Home creates a Travel Channel, the overall design and content of the Travel Channel will be at the (***); provided, however. that (***) will provide (***) persistent and prominent placement on the Travel Channel front page which overall shall be (***) than the placement or promotion (***) provides to any other Travel content provider. (***) may include a main editorial feature in a (***) manner as other Channels.

         (iii) The Travel Area and Travel Channel will use @Home's technology platforms (e.g. replication) to serve downloadable multimedia content ("Media Assets"), as more fully described in Section 7(b) below. The Travel Area and Travel Channel will have links to Travelocity designed to drive @Home customers to the Travelocity Website.

(c) @HOME SHOPPING GUIDE. @Home shall include Travelocity in the @Home Shopping Guide.

(d) @HOME LIFESTYLE CHANNEL. From time to time @Home will create a feature story related to travel within the Lifestyle Channel. If an opportunity exists in @Home's reasonable judgment to contextually link a feature with a travel transaction or relevant Travelocity content, @Home will link to the bookings portion of the Travel Multi-Wizard or the relevant Travelocity Website pages.

(e) CONTEXTUAL LINKING FOR ALL OTHER TRAVEL-RELATED CONTENT: Within all Channels and the @Home home page, @Home may create a feature related to travel. If an opportunity exists in @Home's reasonable judgment to contextually link for a travel transaction, @Home will link to the bookings portion of the Travel Multi-Wizard or Travelocity Website.

(f)      USER INTERFACE.

         (i) @Home and TSG will mutually agree upon the user interface ("UI") design for the Travelocity portion(s) of the Travel Area and Travel Multi-Wizards (which shall be consistent with the @Home look-and-feel).

         (ii) @Home reserves the right to change the @Home Service user interface in its reasonable discretion; provided that (a) @Home will give TSG reasonable advance notice of any change that is reasonably likely to have an impact on TSG promotional placements, and (b) following any such change, @Home will provide TSG with promotional placements materially similar to those prior to the change.

3.       EXCLUSIVE POSITION.

(a) TRAVELOCITY EXCLUSIVE POSITION. Subject to Section 3(b) below, Travelocity will hold an "Exclusive Position" within the @Home Service. For these purposes, "EXCLUSIVE POSITION" means and includes the following:

         (i) Exclusive Travel Area. @Home will not create a Travel Area or Travel Channel for a Competitor or include persistent navigation (e.g., a button) to pages displaying content from Competitors.

         (ii) Elimination of Promotional Placement. @Home will not permit any Competitor to have any promotional buttons, promotional links, outbound marketing materials, or other promotional materials related to travel services on the @Home Service other than as permitted in this agreement.

         (iii) Advertising Placement. @Home shall have no restriction on the sale of ads to Competitors, but may not place Competitors' ads in the portions of the Travel Multi-Wizard, Travel Area or Travel Channel where Travelocity has persistent placement.

         (iv) Exclusive Position on Travel Multi-Wizard. Travelocity will be the sole booking engine on the Travel Multi-Wizard that provides car &/or air booking functionality and Travelocity will be the default hotel booking engine accessed using the Travel Multi-Wizard.

         (v) Anchor Tenancy in Shopping Guide. Travelocity will be the Anchor Tenant for the Travel Area in the Shopping Guide. Such inclusion shall be on the terms set out on Attachment I hereto.

         (vi) Lifestyle Channel. Until such time as a Travel Channel is created, a persistent navigation button to the Travel Area will exist on all pages of the Lifestyle Channel within the @Home Service.

(b) LIMITS ON EXCLUSIVITY. Notwithstanding Section 3(a) above, Travelocity's Exclusive Position will not preclude @Home from the following:

         (i) Editorial Content. @Home's editors may place editorial content on the @Home Service from time to time which content may include links to third party sites including competitor sites. However, @Home may not persistently promote Competitor content on the @Home Service with the exception of editorial listings. Within such editorial listings section, TSG will have a promotional placement `above the fold', either in the banner advertising space or in a sponsor space above the editorial listings.

         (ii) Non-Competitive Agreements. @Home may enter into agreements with any travel sites or travel content providers that are not Competitors.

(c) @HOME NON-EXCLUSIVE. @Home does not require (***) on the Travelocity Website. TSG may, at its discretion, distribute the Travelocity Content through alternative broadband networks including, but not limited to, (***).

4.       FUTURE OPPORTUNITIES

(a) MULTIMEDIA INTEGRATION. As TSG categorizes its Media Assets into database form, @Home will work with TSG to link and display the Media Assets from time to time in conjunction with relevant features on the @Home Service.

(b) PREMIUM SERVICES: @Home intends to offer a variety of premium services to its subscribers in the future. @Home will provide the network and systems infrastructure, transaction management, co-promotion, marketing resources, and a distribution channel for premium offerings. TSG may (but is not required to) participate with its own premium service offering (e.g. pay-per-play video tours) if so desired. In the event a premium service is created, such service will be a subscription based product whose price would be set by TSG and @Home subject to approval of @Home Distributor Affiliates. A revenue share for such premium service shall be negotiated in good faith between @Home and Travelocity prior to the offering.

5. OBLIGATIONS OF TSG. In addition to its other obligations under the Agreement, TSG agrees to the following:

(a) ACTIVE WEB PRESENCE. During the term of this Agreement, TSG will maintain an "Active Web Presence. For these purposes, Active Web Presence means:

         (i) the maintenance of a site on the World Wide Web that offers at least the level of performance and functionality as offered on the Commencement Date (including breadth and depth of offerings, services and suppliers); and

         (ii) to the extent commercially reasonable, the quality of the primary features and functions of the Travelocity Website and the Travelocity Content (including, frequency of updates, breadth and depth of services and suppliers, tools, usability, etc.) are substantially equal to or better than the analogous functions and features provided by comparable third party content providers of travel transactions and information; and

         (iii) to the extent commercially reasonable, the Travelocity Website(s) continue to integrate the latest and most common features of functionality as comparable websites, including (without limitation and by way of example only): back-end security, appropriate transactional mechanisms, customer service, user interface enhancements, and navigation tools.

(b) SPECIAL PROMOTIONS. TSG agrees to offer promotions at no cost to @Home subscribers on a quarterly basis that are of (***) that will be featured prominently in the Travel Area and will be used primarily to promote Travelocity.

(c) DIRECT CONNECTION TO @HOME NETWORK. In the event the response time from the Travelocity Website to @Home subscribers becomes unacceptably slow (in the reasonable discretion of @Home), TSG and @Home shall work together to establish and maintain a direct connection from the TSG servers to the @Home network. TSG and @Home shall equally share the total cost of this connection, the speed of which shall be no less than (***). Any price for the connection offered by @Home shall be no greater than the price charged to similar @Home content providers.

6.       MARKETING; CUSTOMER INFORMATION.

(a) OUTBOUND MARKETING. @Home will use reasonable efforts with its Distribution Affiliates to include Travelocity in any content-related external marketing pieces. Any such marketing pieces in which @Home chooses to include Travelocity will, at a minimum, include the Travelocity name but may also include the Travelocity logo, descriptions, screen shots, etc. TSG will provide, and @Home will comply with, guidelines for how to describe/display Travelocity in @Home outbound marketing efforts. Possible marketing avenues may include, but are not limited to, cable TV spots/infomercials, newspaper ads, bill stuffers, postcards, door hangers, direct mail, and take-one brochures. TSG shall have the right of prior approval of any mention or representation of TSG in any such marketing materials. @Home shall include TSG in its 30 minute `informercial' to be shot on or about March 13, 1998.

(b) ONLINE MARKETING. @Home and TSG will work together to include Travelocity in other appropriate online mechanisms for showcasing Travelocity Content and other offerings as these mechanisms are developed.

(c) USAGE DATA. When technically feasible and if legally and contractually permitted, each Party will provide the other with aggregated usage data concerning access by @Home subscribers to the Travelocity promotional areas. Usage data reports will be provided quarterly and as reasonably requested. The reports will be delivered in the format most commonly collected by such Party. All usage data will be considered Confidential

Information of the Party furnishing the usage data. Unless legally required, each Party agrees not to provide usage data specific to the other that has not been aggregated with other data to any third-party (other than, with respect to @Home, to Distribution Affiliates), without such Party's prior consent.

         (i) Usage Data Provided by TSG. TSG will provide @Home the following information pertaining to @Home customers: number of visitors, page views per visit, @Home visitors who register with Travelocity, total transactions, total revenue per transaction, and products/services purchased per visit. TSG Usage Data shall not include specific customer names.

         (ii) Usage Data Provided by @Home. @Home will provide TSG with aggregate usage data on the Travel Category of the Shopping Guide as compared to aggregate usage data in all Categories offered by the Shopping Guide; and the number of clicks-through to the Travel Area from @Home links.

(d) CUSTOMER SUPPORT. @Home will forward all calls and e-mails regarding Travelocity services to TSG personnel if TSG support is needed.

7.       DISTRIBUTION.

(a) @HOME DISTRIBUTION AFFILIATES. @Home will distribute the Travelocity Content through its Distribution Affiliates. The territory governed by this Agreement will be North America (including Canada and U.S.) and any other country where @Home offers the @Home Service.

(b) REPLICATION SERVICES. @Home will replicate mutually agreed-upon Travelocity media assets to ensure cost-efficient and reliable delivery of Media Assets to its subscribers. Specifically, @Home will provide TSG the replication data storage space for each replication data @Home regional data center according to the following schedule:


                     Year             Total Replication Space
                     ----             -----------------------
                                      Per RDC (MB)
                                      ------------
                     1998             (***)
                     1999             (***)
                     2000             (***)


TSG may purchase additional replication space in the future at a mutually agreed upon price, but no greater than the price charged to similar @Home content providers.

(c) RIGHT TO CACHE ETC. Without limiting any rights @Home may have under applicable laws, TSG agrees that @Home may transport (i.e. transmit, distribute, and serve), cache on proxy servers, replicate on replication servers and reproduce on related storage devices operated by @Home and its Distribution Affiliates Travelocity Content as necessary to efficiently deliver the Travelocity Content as provided herein. TSG will retain complete discretion to set "TTL" (time to live) variables for the Travelocity Content (i.e. use the standard mechanism to allow no cache of specified content). If necessary, TSG agrees to adapt (or permit the adaptation by @Home of) the Travelocity Content for compatibility with reasonable technology solutions adopted by @Home.

(d) @HOME SERVICE UPTIME. @Home will use reasonable efforts to ensure that it minimizes any downtime of the @Home service. In the event the @Home Service is down for a substantial period of time (other than as the result of a Force Majeure event or routine maintenance), @Home will extend the term of the Agreement for the period of time equal to the period of downtime.

(e) SUBSCRIBERS. Unless otherwise agreed in writing by TSG, @Home shall make the Travelocity Content available to all basic subscribers of the @Home Service (subject to Section 17j below).

(f) ADVERTISING IMPRESSIONS. During the term of the Agreement, @Home will provide broadband advertising inventory to TSG to promote TSG within the @Home Service equivalent in total value to a (***) purchase of such inventory at a discounted price of (***) off the then-current CPM rate card (as established each month by @Home). Current @Home CPM rates are (1) (***) for @Home-created ads and (2) (***) for advertiser-created ads. This advertising inventory will be allocated as follows: in calendar year 1998, @Home will provide TSG with impressions equal in value to (***); for calendar year 1999, @Home will provide TSG with impressions equal in value to (***); and for calendar year 2000, @Home will provide TSG with impressions equal in value to (***).

         (i) If using its own advertisements, TSG will deliver advertisements to @Home in a format that conform to the then current advertising specification.

         (ii) @Home will provide TSG creative services to produce up to four B*Box advertisements, which may include spawned files (as defined in the then current advertising specifications). in each calendar year.

         (iii) @Home will provide customized B*Box rotation and positioning within guide channels (i.e., News, Finance, Technology, etc.) as well as within region, city, and zip code when technically feasible.

         (iv) Pursuant to SECTION 6 c) above, the parties will provide one another with information regarding advertising yields and subscriber usage data. @Home will provide such information to TSG in the form of customized online reports.

8.       COMPENSATION.

(a) CASH PAYMENTS TO @HOME. During the term of the Agreement, TSG will make minimum annual cash payments (the "GUARANTEED PAYMENTS") to @Home as follows:

         First Contract Year:                (***)
         Second Contract Year:               (***)
         Third Contract Year:                (***)

Subject to the adjustments described in Sections 8(b) and (c) below, the Guaranteed Payment for each Contract Year will be payable in equal quarterly installments (the "QUARTERLY PAYMENTS"), and each Quarterly Payment will be due no later than thirty (30) days following the last day of the relevant Quarter; provided, however, that the first Quarterly Payment due with respect to the Guaranteed Payment for the First Contract Year shall be due no later than ten
(10) days after the Effective Date.

(b) OFFSET TO GUARANTEED PAYMENT. If, at the end of any Contract Year, (i) the total amount of revenue share payments due to @Home under this agreement is less than the total Guaranteed Payments made by TSG for that Contract Year, and
(ii) the average number of @Home subscribers during that Contract Year is less than (***) of the projected subscriber levels indicated below; then the Guaranteed Payment due to @Home for the following year will be reduced by an amount equal to that Contract Year's Guaranteed Payment multiplied by the percentage of the subscriber shortfall. (For example, if in Contract Year 1, subscriber numbers are (***) below the projected number, then TSG's Year 2 Guaranteed Payment amount would be reduced by (***) of the total Contract Year 1 Guaranteed Payments). If any amount is owed to TSG after the final Contract Year of this Agreement, @Home will extend the term of this Agreement until TSG has recouped such amount in the value of services provided by @Home.

For these purposes, projected subscriber levels will be:

           Year            Average Subscribers
           ----            -------------------
           1998            (***)
           2000            (***)
           1999            (***)

If the Travel Channel link is not implemented on the @Home Service home page on or before (***), then the Offset to Guaranteed Payments will be calculated using the (***), rather than (***). Offsets to the Guaranteed Payments will be calculated as above, but (***).

(***):

          Year            Average Unique Visitors
          ----            -----------------------

          1999            (***)
          2000            (***)

(c) ADDITIONS TO GUARANTEED PAYMENT. In the event that the @Home share of the sum of Advertising Revenue and Transaction Revenue as described below is greater than the scheduled Quarterly Payment for any given Quarter during the term of this Agreement, TSG will pay @Home the difference between such @Home revenue share and the scheduled Quarterly Payment, in addition to the Quarterly Payment, within 30 days of the end of the given Quarter.

         (i) Advertising Revenue Share: TSG will pay to @Home (***) of the Net Advertising Revenue on pages on the Travelocity site served to @Home subscribers.

         (ii) Transaction Revenue Share: TSG will remit to @Home (***) of its Net Transaction Revenue.


9.       TERM AND TERMINATION.


(a) INITIAL TERM. The initial term of this Agreement will begin on the Effective Date and will end three years following the Online Promotion Date, unless earlier terminated according to its terms. @Home will promptly notify TSG of the Services Commencement Date.

(b) SUSPENSION AND TERMINATION FOR CESSATION OF TRAVEL SERVICES. In the event @Home ceases to offer travel services at any time during the term of this
Agreement: (i) within thirty (30) days of such cessation, @Home will refund to TSG any unearned Guaranteed Payments made by TSG in the form of advertising inventory; and (ii) TSG's obligation to make future Guaranteed Payments to @Home will be suspended until such time that @Home reinstates travel services; provided, however, that TSG's obligation to make revenue share payments to @Home hereunder shall continue. In the event @Home does not reinstate travel services within one year of the date it first ceases such services, this agreement shall automatically terminate, and neither party will have any liability to the other as a result of such termination.

(c) TERMINATION FOR FAILURE TO MAINTAIN ACTIVE WEB PRESENCE. In the event that TSG fails to maintain its Active Web Presence, @Home may terminate the Agreement upon 30 days written notice, provided that TSG has not resumed Active Web Presence within such 30 day period.

(d) NO LIABILITY FOR TERMINATION. Neither @Home nor TSG will have any liability to the other merely as a result of proper termination of this Agreement in accordance with this Section 9, however all amounts earned but unpaid by either party to the other as of the date of such termination shall be due and payable to the other party in accordance with the terms set forth in this Agreement.

(e) TERMINATION DUE TO BREACH. Either party may terminate this Agreement, effective upon thirty (30) days' written notice, if the other party fails to cure any breach of its material obligations under this Agreement within thirty
(30) days following written notice to such party.

10. PUBLIC ANNOUNCEMENT. Both parties will periodically promote the TSG/@Home relationship through press releases and other announcements, the timing and content of which the parties have mutually agreed, which agreement shall not be unreasonably withheld.

11. BUSINESS MARKS. @Home and TSG each will have the right, without charge, to use in promoting the Travelocity Content and the @Home Service the other's business name and any trade names, trademarks and service marks (collectively, "MARKS") that @Home may adopt for use with the @Home Service and that TSG may adopt for use with the

Travelocity Website and/or the Travelocity Content distributed and used by @Home. However, any such use must be identical to use by the party that owns the Mark, and as approved by the owner in writing in advance, or otherwise in accordance with any Mark usage guidelines communicated by the owner. The owner retains all goodwill and all other rights thereto, and the other party obtains no goodwill or any other rights thereto as a result of the use of the owner's Marks. Except as explicitly set forth herein, no other licenses or rights are granted or implied.

12. LIMITATION OF LIABILITY. @HOME, @HOME'S DISTRIBUTION AFFILIATES AND TSG WILL NOT BE LIABLE TO ONE ANOTHER OR ANY THIRD PARTY, UNDER ANY LEGAL OR EQUITABLE THEORY, FOR ANY CONSEQUENTIAL, INCIDENTAL, SPECIAL OR INDIRECT DAMAGES OF ANY KIND, SUFFERED BY OR OTHERWISE COMPENSABLE TO THE OTHER, ARISING OUT OF, UNDER OR RELATING TO THIS AGREEMENT, WHETHER OR NOT ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. EXCEPT FOR REFUNDS WHICH ARE DUE TSG HEREUNDER, IN NO EVENT WILL EITHER PARTY HAVE ANY LIABILITY OF ANY NATURE OR AMOUNT WHATSOEVER TO THE OTHER OR ANY THIRD PARTY ARISING OUT OF, UNDER, OR RELATING TO, ANY FAILURE OF THE DISTRIBUTION OF THE CONTENT OR ANY PART THEREOF OR ANY SOFTWARE PROGRAM, SOFTWARE 08 WEB SITE LINK OR LINK MECHANISM, OR OTHER MATERIAL OR ITEMS THROUGH THE @HOME NETWORK OR OTHERWISE (INCLUDING BUT NOT LIMITED TO ANY SUCH FAILURE OF DISTRIBUTION RESULTING FROM DISTRIBUTION AFFILIATES' ELECTION NOT TO DISTRIBUTE MATERIAL OR ITEMS OR DUE TO TECHNICAL DIFFICULTIES). ADDITIONALLY, IN NO EVENT SHALL EITHER PARTY'S LIABILITY TO THE OTHER UNDER THIS AGREEMENT OR OTHERWISE EXCEED THE AMOUNT OF (***) SET FORTH UNDER SECTION 8. The limitations in this
Section 12 shall not apply to compensation due or obligations set out in Sections 13 and 14 below.

13. PROPRIETARY RIGHTS GENERALLY. @Home and TSG each retain any and all right, title and interest in and to all intellectual property of any nature (including patents, rights under patent applications and patents issuing on such applications, trade secrets, copyrights, trademarks and other business names (including goodwill in such marks), among others), subject to the rights granted by the parties in Section 11 of this Agreement or as otherwise explicitly set forth in this Agreement. @Home and TSG each agree to reproduce, and agree not to remove or obscure proprietary rights legends (such as copyright notices, among others) or license terms and conditions included with any intellectual property deliverable provided in connection with this Agreement. TSG agrees to ensure that the Travelocity Content and its Marks and their use, reproduction and distribution (alone and not in combination with other material or items) will not infringe the intellectual property rights of any third party when distributed on the @Home Service. @Home agrees to ensure that its Marks and the @Home Service and their use, reproduction and distribution (alone and not in combination with other material or items) do not infringe the intellectual property rights of any third party. If, as a result of any collaboration by @Home or TSG under this Agreement, they become joint owners of any newly created intellectual property (excluding that which each party contributes on its own) by operation of law, then they will cooperate, subject to prudent business judgment, to establish, register, maintain and protect such intellectual property.

14. INDEMNIFICATION. Each party will indemnity the other party and its customers and affiliates for, and hold them harmless from, any loss, expense (including reasonable, attorneys fees and court costs), damage or liability arising out of any third party claim, demand or suit resulting from a breach of any of the warranties of the indemnifying party in Section 13. As a condition to indemnification (a) the indemnified party will promptly inform the indemnifying party in writing of any such claim, demand or suit and the indemnifying party will fully cooperate in the defense thereof; and (b) the indemnified party will not agree to the settlement of any such claim, demand or suit prior to a final judgment thereon without the consent of the indemnifying party, which will not be unreasonably withheld.

15.      CONFIDENTIAL INFORMATION.

(a) NONDISCLOSURE. Each party agrees (a) to hold the other party's Confidential Information in strict confidence, (b) not to disclose such Confidential Information to any third party, and (c) not to use the other party's Confidential Information for any purpose other than to further this Agreement. Each party may disclose the other party's Confidential Information to its responsible employees and independent contractors, and, in the case of @Home, the employees of @Home's Distribution Affiliates, with a bona fide need to know such information and subject to a nondisclosure agreement but only to the extent necessary to carry out this Agreement. Each party agrees to instruct all such employees and independent contractors not to disclose such Confidential Information to third parties, without the prior written permission of the disclosing party.

(b) EXCEPTIONS. Notwithstanding the foregoing, Confidential Information will not include information which:

         (i) Is now, or hereafter becomes, through no act or failure to act on the part of the receiving party, generally known or available to the public;

         (ii) was acquired by the receiving party before receiving such information from the disclosing party and without restriction as to use or disclosure;

         (iii) Is hereafter rightfully furnished to the receiving party by a third party, without restriction as to use or disclosure;

         (iv) Is information which the receiving party can document was independently developed by the receiving party without use of the disclosing party's Confidential Information;

         (v) Is required to be disclosed by law, provided that the receiving party uses reasonable efforts to give the disclosing party reasonable notice of such required disclosure and to limit the scope of material disclosed; or

         (vi) is disclosed with the prior written consent of the disclosing party.

(c) RETURN. Upon the disclosing party's request, the receiving party will promptly return to the disclosing party all tangible items containing or consisting of the disclosing party's Confidential Information.

(d) INJUNCTIVE RELIEF. Each party acknowledges that all of the disclosing party's Confidential Information is owned solely by the disclosing party (or its licensors) and that the unauthorized disclosure or use of such Confidential Information would cause irreparable harm and significant injury to the disclosing party, the degree of which may be difficult to ascertain. Accordingly, each party agrees that the disclosing party will have the right to pursue an immediate injunction enjoining any breach of this Section 15 as well as the right to pursue any and all other rights and remedies available at law or in equity in the event of such a breach.

16.      WARRANTIES AND DISCLAIMERS. EXCEPT AS OTHERWISE SET FORTH IN THIS
AGREEMENT: (a) @HOME DOES NOT MAKE ANY WARRANTIES CONCERNING THE @HOME NETWORK OR THE @HOME SERVICE, EXPRESS, IMPLIED OR OTHERWISE, (b) @HOME SPECIFICALLY DISCLAIMS THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT WITH RESPECT TO THIRD PARTY RIGHTS, AND (c) THE @HOME NETWORK, THE @HOME SERVICE, AND ANY AND ALL CONTENT AND TOOLS AND RELATED DELIVERABLES PROVIDED BY @HOME IN CONNECTION WITH THIS AGREEMENT ARE PROVIDED BY @HOME "AS IS". SIMILARLY, EXCEPT AS OTHERWISE SET FORTH IN THIS AGREEMENT, TSG DOES NOT MAKE ANY WARRANTIES CONCERNING THE TRAVELOCITY CONTENT, EXPRESS, IMPLIED OR OTHERWISE, AND SPECIFICALLY DISCLAIMS THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT WITH RESPECT TO CONTENT PROVIDED BY TSG TO @HOME IN CONNECTION WITH THIS AGREEMENT, ALL OF WHICH ARE PROVIDED BY TSG `AS IS'.

17.      GENERAL PROVISIONS.

(a) GOVERNING LAW AND VENUE. This Agreement and any disputes arising under, in connection with, or relating to this Agreement will be governed by the laws of the State of California. The state and federal courts in San Mateo County, California will have exclusive venue and jurisdiction for such disputes, and the parties hereby submit to personal jurisdiction in such courts. The prevailing party in any such dispute will be entitled to recover costs of suit (including the reasonable fees of attorneys and other professionals).

(b) NOTICES. All notices or other communications to or upon @Home or TSG under this Agreement shall be by telecopy or in writing and telecopied, mailed, or delivered to each party at its address set forth in the introductory paragraph of this Agreement or such other address or telecopier number as either party shall notify the other. All such notices and communications: when sent by delivery service, shall be effective on the third business day following the deposit with such service; when mailed, first class postage prepaid and addressed as aforesaid in the mails, shall be effective upon receipt; when delivered by hand, shall be effective upon delivery; and when telecopied, shall be effective upon confirmation of receipt.

(c) COMPLIANCE WITH LAWS. Subject to the express provisions of this Section, each party agrees to comply with applicable laws in connection with this Agreement. To the best of Travelocity's knowledge, the use, reproduction and distribution of Travelocity Content, in and of itself, does not and will not violate applicable laws or related legal rights of third parties.

(d) ASSIGNMENT. Neither party may assign or transfer its rights or obligations under Agreement without the prior written permission of the other party (which permission shall not be unreasonably withheld or delayed); provided that either party may assign its rights and obligations under this Agreement in the event of a corporate reorganization, merger, or sale of all or substantially all of a Party's assets or to any commonly controlled affiliate or wholly-owned subsidiary without the consent of the other party so long as the original party remains liable for its obligations hereunder. Any transferee must agree to accept the burdens as well as the benefits of this Agreement. Any attempt to transfer, sublicense or assign any of the rights or duties hereunder in violation of this Section is hereby prohibited and shall be null and void. Subject to the foregoing, this Assignment shall inure to the benefit of and be binding upon the parties and their successors and assigns.

(e) RELATIONSHIP OF PARTIES. Neither this Agreement nor the parties' business relationship established hereunder will be construed as a partnership, joint venture, fiduciary relationship or agency relationship or as granting a franchise. Accordingly, neither party shall have any right to act on behalf of the other party for any purpose. The parties warrant to one another that they have consulted legal counsel in reviewing and/or negotiating this Agreement.

(f) RECORDS AND AUDITING. TSG will maintain its records relating to Net Advertising Revenue and Net Transaction Revenue earned and related payments made to @Home for at least three (3) years after their creation, and will permit @Home or its representative to examine such records upon reasonable notice at reasonable times. @Home or any such representative agree to hold information obtained in such examination in confidence and shall only reveal to @Home such information as is necessary to verity TSG's compliance or noncompliance with this Agreement. TSG will promptly pay any payments found due by such an examination, plus interest, and if any examination discloses a shortfall in any payments due @Home in any quarter of more than five percent (5%), TSG will pay the reasonable fee of the auditors for that examination.

(g) WAIVER. No waiver of any breach of any provision of this Agreement will be considered to be a waiver of any prior, concurrent or later breach of the same provisions or different provisions, and will not be effective unless made in writing and signed by an officer of the waiving party.

(h) AMENDMENTS. This Agreement may only be amended by a written agreement or addendum signed by duly authorized representatives of both parties.

(i) SURVIVAL. Sections 12, 13, 14, 15, 16, and 17 of this Agreement, along with any other provisions which by their nature extend beyond termination of this Agreement shall survive termination. Termination shall not affect either part's obligation to pay amounts due prior to termination or which (under the terms of this Agreement) become due following termination.

(j) FORCE MAJEURE. Neither party will have liability to the other party under, in connection with or for any reason relating to this Agreement as a result of any failure of performance by or on behalf of such party as a result of an event of "force majeure". For purposes of this Agreement, "force majeure" means an event beyond a party's reasonable control whether or not foreseeable and includes, in any case, the following events that may prevent or significantly hinder such party from performing this Agreement or acting in connection with this Agreement: armed conflicts, famine, floods, Acts of God, labor strikes or shortages, governmental decree or regulation, court order, severe weather, fire, earthquake, failure of suppliers, unavailability of communications transport facilities and breakdowns in communications transport facilities. Notwithstanding the foregoing, in the event that the @Home Service is not available, as a result of a Force Majeure event, to more than 20% of the @Home Service subscribers for a period of 10 consecutive days, or 15 non-consecutive days, then the performance of the Parties under this Agreement shall be suspended, including TSG's obligation to make Guaranteed Payments, until such time that the Force Majeure event is over, and the term of this Agreement will be extended by an amount of time equal to the length of the suspension.

(k) DISTRIBUTION AFFILIATES. Notwithstanding other term of this Agreement, TSG acknowledges and agrees that the Distribution Affiliates will have the right under certain circumstances to elect not to distribute the Travelocity Content and promotional material and that, pursuant to its agreement with such Distribution Affiliates, @Home may be subject to restrictions regarding the promotion or distribution of the Travelocity Content and promotional materials. TSG agrees not to bring any action or threaten to bring any action against the Distribution Affiliates or @Home in connection with any such election, restriction or failure to distribute. Any @Home subscribers which do not receive Travelocity Content as a result of the foregoing shall not be counted as @Home subscribers for the purposes of Section 8 of this Agreement. @Home will notify TSG in THE EVENT that any Distribution Affiliates elect not to distribute the Travelocity Content.

(l) ENTIRE AGREEMENT. This Agreement, including its Attachments, constitutes the entire understanding of @Home and TSG with respect to its subject matter and supersedes all prior agreements between @Home and TSG.

                                  ATTACHMENT I

                      TERMS OF @HOME SHOPPING GUIDE TENANCY

1. @Home Shopping Guide. The @Home Shopping Guide is a shopping service provided by @Home to its subscribers. The Shopping Guide will feature a general Shopping Page, as well as shopping interfaces in particular categories ("ANCHOR TENANT CATEGORIES") established from time to time by @Home.

2. Anchor Tenants. "ANCHOR TENANTS" will be featured in Anchor Tenant Categories. Travelocity will be an Anchor Tenant in the `Travel" Category. @Home and TSG agree to work together to create a strong branded presence for Travelocity in the Travel Category.

3. Responsibilities of @Home. @Home is responsible for the following promotional activity for the duration of this Agreement to its Anchor Tenants. This will be implemented in a reasonable time frame after the Effective Date:

Travelocity will be promoted above-the-fold as an Anchor Tenant in the Shopping Guide. @Home will promote Travelocity within its Anchor Tenant Category in accordance with the standard Shopping Guide promotional guidelines as amended from time to time by @Home. The Travelocity promotion will be displayed when an @Home user enters its Anchor Tenant Category and there will be links to the Travelocity portion of the Travel Multi-Wizard or various parts of the Travel Area or Travelocity Website.

4. Responsibilities Of TSG. TSG is responsible for all processing of customer orders generated pursuant to this Agreement. TSG shall provide customer service to @Home customers, which service shall cover all steps in the process of taking orders to the final delivery of product to customers. Customer service shall include conducting business in a professional manner consistent with industry standards. TSG shall use reasonable efforts to comply with @Home "merchant certification" requirements as defined by @Home from time to time.